News—For Immediate Release

Media Contact: Sard Verbinnen & Co for Online Resources Brandy Bergman 212.687.8080 or John Christiansen 415.618.8750	Investor Contact: Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

MATTHEW P. LAWLOR RETIRES AS CEO OF ONLINE RESOURCES

President and COO Raymond T. Crosier Named as Interim CEO;
Fourth Quarter Outlook Updated

CHANTILLY, Va., December 15, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today announced that Matthew P. Lawlor, chairman and chief executive officer, has retired as CEO effective immediately.  He will remain as chairman until February 15, 2010 to assist with the transition.  Thereafter, Mr. Lawlor will serve on the Board as a director.

Raymond T. Crosier, current president and chief operating officer, will serve as interim chief executive officer until a successor is named.  Online Resources has also formed an Executive Management Committee consisting of Mr. Crosier, lead independent director Barry D. Wessler and independent director John Dorman to oversee the transition.  Dr. Wessler and Mr. Dorman will also lead the search for a new CEO, and the Company expects to engage the services of a nationally recognized search firm to help it identify CEO candidates.

“We appreciate Matt’s leadership in founding Online Resources 20 years ago and developing it into the largest independent provider of online financial services,” said Dr. Wessler.  “With its specialty in online services, the Company is well positioned in the financial technology industry and has significant opportunities to pursue growth in revenue, earnings and cash flow.  The Board is confident that Ray and the Executive Management Committee will see us through this transition successfully as we continue our focus on growing client relationships, driving end-user transaction volumes and capitalizing on our recent key product initiatives.  Our search will focus on candidates with proven track records of driving top-line growth combined with a customer-focused philosophy and the ability to drive operational excellence.”

Crosier, 54, has served as COO of Online Resources since its initial public offering in 1999 and also became president in 2001.  He joined Online Resources in 1996 and before assuming his current role, headed the Company’s sales, client services and technical implementation functions.  He has over 25 years of management experience in payment systems, transaction processing and financial technology.

“Online Resources is a great company, with talented and dedicated employees, outstanding products and services and an enviable client base,” said Mr. Crosier.  “We continue to see strong momentum in new client and partnership signings despite a challenging environment.  I am very optimistic about the Company’s future prospects and am committed to working with all of our stakeholders to ensure a smooth transition.  We will continue to deliver cost-effective online financial and electronic payment solutions to our clients, partners and their millions of consumer end-users.”

“I’ve thoroughly enjoyed my exciting years at Online Resources and am grateful to its wonderful community of employees, clients, partners and shareholders,” said Mr. Lawlor.  “But it is time for me to move on, and it is time to turn the Company’s leadership over to a new generation.  I look forward to supporting a smooth transition that will position the Company for a strong future.”

Business Outlook
Online Resources also updated its outlook for the fourth quarter ending December 31, 2009.  The Company now expects revenue for the quarter of $37.0 million to $37.5 million.  Adjusted Ebitda¹, a non-GAAP measure, is expected to be in the range of $9.8 million to $10.1 million.  Net loss available to common stockholders is expected to be $(0.03) to $(0.02) per common share and core net income², a non-GAAP measure, is expected to be $0.09 to $0.10 per common share.  The Company’s fourth quarter outlook does not include one-time items related to Mr. Lawlor’s departure.

The Company expects to report fourth quarter and full year 2009 results in February 2010.

Notes:
1
Adjusted Ebitda is a non-GAAP measure we define as net income or loss available to common stockholders before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2
Core net income is a non-GAAP measure we define as net income or loss available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some of these items may not be applicable in this reporting period.

3	We expect to have approximately 30.1 million basic and 31.7 million fully diluted common shares outstanding for the fourth quarter ending December 31, 2009.

Conference Call and Web Cast
Online Resources has scheduled a conference call for today, December 15, 2009, at 9:00 a.m. ET.  Those interested in participating should call (877) 941-6012 for domestic participants and (480) 6299738 for international participants.  Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com.

The call and web cast will be recorded and available for playback from 1:00 p.m. ET on December 15 until midnight on December 23.  For the conference call playback, dial (800) 406-7325 for domestic participants and (303) 590-3030 for international participants and enter code 4194509.  For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption.  Founded in 1989, Online Resources has been recognized for its high growth and product innovation.  It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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